UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2014
CATERPILLAR INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
1-768 (Commission File Number)	37-0602744 (IRS Employer Identification No.)
100 NE Adams Street, Peoria, Illinois (Address of principal executive offices)	61629 (Zip Code)
Registrant’s telephone number, including area code: (309) 675-1000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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Item 7.01. Regulation FD Disclosure.

Caterpillar Inc. (“Caterpillar”, “we” or “our”) is furnishing supplemental information concerning (i) retail sales of machines to end users and (ii) retail sales of power systems (including reciprocating and turbine engines and locomotives) to end users and Original Equipment Manufacturers (“OEMs”). Caterpillar sells the majority of its machinery and power systems to independently owned and operated dealers and OEMs to meet the demands of their customers, the end users. Caterpillar believes that this supplemental information may help readers better understand Caterpillar’s business and the industries it serves, particularly in light of the time delay between Caterpillar’s sales to dealers and dealers’ sales to end users.

In this report we are providing information by geographic region for retail sales of machines in each of our Resource Industries and Construction Industries reportable segments, as well as information regarding total retail sales of our machines globally. For our Energy & Transportation reportable segment, we are providing retail sales information by major end use. This report only includes information relating to the two most recent rolling 3-month periods in order to facilitate an orderly transition to the new format and provide a similar comparison to prior periods based on minor changes in our reportable segments. Future reports will be expanded to include up to three rolling 3-month periods.

This report also contains an overview of our worldwide retail sales of products by major end use. We provide this information annually to summarize and highlight the various applications and industries into which our products are sold and used.

The information presented in this report is primarily based on unaudited reports that are voluntarily provided to Caterpillar by its independent dealers and which are not subject to Caterpillar’s internal controls over financial reporting. Accordingly, the data collected from such third parties may not be accurate and/or complete. As such, the information presented in this report is intended solely to convey an approximate indication of the trends, direction and magnitude of retail sales and is not intended to be an estimate, approximation or prediction of, or substitute for, Caterpillar’s audited financial statements filed with the U.S. Securities and Exchange Commission. This information is furnished under this report with the U.S. Securities and Exchange Commission. Caterpillar does not undertake to update or adjust prior period information.

Caterpillar Inc.
Rolling 3 Month Retail Sales Statistics

Retail Sales of Machines by geographic region for the 3-month rolling period ended as of the month indicated compared with the same period of the prior year:

Total Machines	February 2014	January 2014
Asia/Pacific	DOWN 17%	DOWN 17%
EAME	DOWN 9%	DOWN 10%
Latin America	DOWN 16%	DOWN 11%
North America	UP 2%	UP 1%
World	DOWN 8%	DOWN 8%
Resources Industries	February 2014	January 2014
Asia/Pacific	DOWN 55%	DOWN 53%
EAME	DOWN 19%	DOWN 31%
Latin America	DOWN 49%	DOWN 36%
North America	DOWN 24%	DOWN 26%
World	DOWN 37%	DOWN 37%
Construction Industries	February 2014	January 2014
Asia/Pacific	UP 11%	UP 10%
EAME	DOWN 2%	UP 2%
Latin America	UP 16%	UP 11%
North America	UP 13%	UP 12%
World	UP 9%	UP 9%
Reported in constant dollars and based on unit sales as reported primarily by dealers.

Energy & Transportation Retail Sales by industry for the 3-month rolling period ended as of the month indicated compared with the same period of the prior year:

	February 2014	January 2014
Power Gen	UP 17%	UP 10%
Industrial	UP 28%	UP 31%
Transportation	DOWN 10%	DOWN 1%
Oil & Gas	DOWN 10%	DOWN 10%
Total	UP 2%	UP 2%
Reported in constant dollars based on reporting from dealers and direct sales.

Caterpillar Inc. Machine Retail Sales by End Use

	2013	2,012
Waste	2%	1%
Forestry	3%	2%
Paving & Compaction	3%	3%
Industrial	4%	4%
Quarry & Aggregates	7%	7%
General Construction	19%	15%
Mining	28%	35%
Heavy Construction	34%	33%
As reported primarily by dealers. For purposes of this report electric rope shovels, hydraulic shovels, highwall miners, draglines, drills, Unit Rig brand large mining trucks and longwall miners are not included.

Caterpillar Inc. Engine and Locomotive Retail Sales by End Use

	2013	2012
Industrial	14%	13%
Transportation	17%	16%
Electric Power	29%	30%
Petroleum	40%	41%
As reported primarily by dealers and direct sales.

Glossary of Terms

Construction Industries: Our Construction Industries segment is primarily responsible for supporting customers in infrastructure and building construction applications. The majority of sales in this segment are made in the heavy construction, general construction, mining and quarry and aggregates markets. The Construction Industries product portfolio includes the following machines:

• backhoe loaders	• compact wheel loaders	• small track-type tractors
• small wheel loaders	• track-type loaders	• medium track-type tractors
• skid steer loaders	• mini excavators	• select work tools
• multi-terrain loaders	• small, medium and large track excavators	• motor graders
• medium wheel loaders	• wheel excavators	• pipelayers

EAME: Europe, Africa, Commonwealth of Independent States and Middle East

Energy & Transportation: Our Energy & Transportation segment is primarily responsible for supporting customers using reciprocating engines and turbines across industries serving electric power, industrial, petroleum and transportation (marine and rail).

Resource Industries: Our Resource Industries segment is primarily responsible for supporting customers in mine and quarry applications. The Resource Industries product portfolio includes the following machines:

• electric rope shovels	• large track-type tractors	• wheel tractor scrapers
• draglines	• large mining trucks	• wheel dozers
• hydraulic shovels	• longwall miners	• machinery components
• drills	• large wheel loaders	• electronics and control systems
• highwall miners	• off-highway trucks
• hard rock vehicles	• articulated trucks

For purposes of this report, retail sales of electric rope shovels, hydraulic shovels, highwall miners, draglines, drills, Unit Rig brand large mining trucks and longwall miners are not included in Resource Industries.

Total Machines: In addition to the Construction Industries’ and Resource Industries’ products included in this report, Total Machines also includes the following product groups: Vocational Truck, Forestry, Paving, Industrial & Waste and Defense & Federal Products. Prior to January 1, 2014 Forestry, Paving, Industrial & Waste and Defense & Federal Products were included in Resource Industries.

Forward-Looking Statements
Certain statements in this filing relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and we do not undertake to update our forward-looking statements.

Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global economic conditions and economic conditions in the industries we serve; (ii) government monetary or fiscal policies and infrastructure spending; (iii) commodity price changes, component price increases, fluctuations in demand for our products or significant shortages of component products; (iv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (v) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (vi) failure to maintain our credit ratings could increase our cost of borrowing and adversely affect our cost of funds, liquidity, competitive position and access to capital markets; (vii) our Financial Products segment’s risks associated with the financial services industry; (viii) changes in interest rates or market liquidity conditions could adversely affect Cat Financial’s and our earnings and /or cash flow; (ix) an increase in delinquencies, repossessions or net losses of Cat Financials customers could adversely affect its results; (x) new regulations or changes in financial services regulations; (xi) we may not realize all of the anticipated benefits of our acquisitions, joint ventures or divestitures, or these benefits may take longer to realize than expected; (xii) international trade policies may impact demand for our products and our competitive position; (xiii) our ability to develop, produce and market quality products that meet our customers’ needs; (xiv) the highly competitive environment in which we operate could adversely affect our sales and pricing; (xv) we may not realize all of the anticipated benefits from a number of initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (xvi) we could incur additional restructuring charges and may not realize anticipated savings or benefits from past or future cost reduction actions; (xvii) inventory management decisions and sourcing practices of our dealers and our OEM customers; (xviii) compliance with environmental laws and regulation; (xix) alleged or actual violations of trade or anti-corruption laws and regulations; (xx) additional tax expense or exposure; (xxi) currency fluctuations; (xxii) our or Cat Financial’s compliance with financial covenants; (xxiii) increased pension plan funding obligations; (xxiv) union disputes or other employee relations issues; (xxv) significant legal proceedings, claims, lawsuits or investigations; (xxvi) compliance requirements imposed if additional carbon emissions legislation and/or regulations are adopted; (xxvii) changes in accounting standards; (xxviii) failure or breach of IT security; (xxix) adverse effects of unexpected events including natural disasters; and (xxx) other factors described in more detail under “Item 1A. Risk Factors” in our Form 10-K filed with the SEC on February 18, 2014 for the year ended December 31, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CATERPILLAR INC.

March 20, 2014	By:	/s/James B. Buda
James B. Buda
Executive Vice President, Law and Public Policy